EXHIBIT 5(a) AND 23(a)





                               August 22, 1996







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re:  Shoreline Financial Corporation
              Registration Statement on Form S-8
              Shoreline Financial Corporation
              401K/PROFIT-SHARING PLAN

Dear Sir or Madam:

          We represent Shoreline Financial Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 200,000 shares of Common Stock (the "Shares") to be acquired by the above referenced plan (the "Plan").

          As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. We are advised by the Company that the Plan will acquire all Shares through purchases in the public markets or from shareholders and will not purchase shares directly from the Company.

          On the basis of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Michigan.

Securities and Exchange Commission
Registration No. 33-______________
August 22, 1996
Page 2
____________________________________

     2. The Company has an authorized capitalization of ten million (10,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock.

     3. When the Registration Statement has become effective under the Act, any and all shares of Common Stock the subject of the Registration Statement will, when issued, be legally issued and outstanding, fully paid, and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the 401K/ Profit-Sharing Plan.

                                  Very truly yours,

                                  WARNER NORCROSS & JUDD LLP


                                  By /S/ GORDON R. LEWIS
                                     Gordon R. Lewis
                                     A Partner